Exhibit 99.1
Terayon Extends Presence in Europe Through Partnership with Dimetis
Santa Clara, California – February 7, 2006 – Terayon Communication Systems, Inc. (NASDAQ: TERNE), a leading provider of video localization-on-demand solutions, today announced that Dimetis, a provider and integrator of broadcast and telecommunications solutions, has joined the Terayon Partner Program.
     As a Terayon Partner Program member, Dimetis, based in Dietzenbach, Germany, will resell Terayon’s complete line of digital video products to its customers, and will offer systems integration and networking planning services to support the product line.
     “The addition of Dimetis to the Terayon Partner Program expands our reach within the European market, a key area of growth for digital video networks,” said Kanaiya Vasani, Terayon Vice President of Marketing. “Dimetis’ commitment to the application of new technological trends and services, coupled with their strong relationships in Germany, Austria and beyond, are great fits for the Terayon Partner Program.”
     “Cable operators, telecom carriers, broadcasters and other service providers throughout Europe are offering new digital video services, which require the kinds of solutions that Dimetis and Terayon can offer,” said Willi Striegl, Director of Business Development, Dimetis. “Partnering with Terayon helps us provide the best value-added digital video solutions to our customers, in order to ensure that they are able to capitalize on these changes and see a return on their investment.”
Terayon Partner Program Overview
     The Terayon Partner Program consists of three categories: Solutions Partners, Authorized Resellers and Technology Partners. In all cases, Terayon works closely with its partners to develop optimal solutions for customers. Terayon Partner Program members include a broad range of industry leaders, such as ADB, ADDvantage, Adtec, Aviva, Capella, C-COR, Chyron, Concurrent, Digital Fountain, EVS, Frontiers, Harmonic, Latens, Miranda Technologies, Modulus Video, NDS, SeaChange International, SEG, TANDBERG Television and Triveni Digital. Additional information on the Terayon Partner Program is available at www.terayon.com/partners or by email at partners@terayon.com.

About Dimetis
     Dimetis GmbH is an innovative IT systems integrator and provides comprehensive IT solutions that manage, monitor and control networks, facilities and equipment. These flexible solutions for the broadcast, enterprise and telecommunications market are built to meet each customer’s exacting specifications. Dimetis’ network management and planning and information systems are designed for video, audio, data networks and DVB/ATSC platforms. Users are broadcasters, network providers, playout centers, multimedia providers, production companies and event companies. Dimetis is based in Dietzenbach, Germany and its website is www.dimetis.de.
About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 6,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contact:	Investor Contact:

Rebecca West	Kirsten Chapman / Moriah Shilton

AtomicPR	Lippert/Heilshorn & Associates
(415) 402-0230	(415) 433-3777
rebecca@atomicpr.com	moriah@lhai-sf.com

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for historical information contained in this press release, the matters discussed in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements relating to the ability of Dimetis to substantially expand Terayon’s reach in the European market, the growth potential of digital video networks in Europe, European service providers need for solutions from Terayon and Dimetis, the ability of Dimetis to provide best-of-breed solutions incorporating Terayon products, the ability of Dimetis’ customers to see a return on their investment by using Dimetis’ solutions that incorporate Terayon products, and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing and success of any hearing before a NASDAQ Listing Qualifications Panel, the timing and results of the completed review into possible accounting errors, the timing of the filing of Terayon’s Form 10-Q for the third quarter of fiscal year 2005, the timing and filing of Terayon’s proxy statement for its 2005 annual shareholders meeting, the need for any corrective actions in connection with Terayon’s accounting practices, the actual timing and extent of any restatement of prior financial results, the reaction to any such restatement by Terayon’s stockholders and customers, the timing and extent of actual restructuring charges, as well as changes in economic, business, competitive, technological and/or regularly factors and trends. Additional factors that may affect future results are contained in Terayon’s SEC reports, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, particularly in the “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections. Such filings are available at the SEC’s website www.sec.gov. Terayon disclaims any obligation or intent to update and revise the statements contained in this release based on new information or otherwise.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.